Sub-Item 77D Policies with Respect to Security
 Investments			Y Change to Portfolio Level Range
 Allocation for Certain
 Asset Classes Ascent VP Increased asset allowance level in large capitalization stocks and reduced asset allowance level in real estate stocks and international bonds.

Change to Portfolios Benchmark Percentage Allocation  Ascent VP
Increased benchmark for large capitalization stocks and U.S.
dollar bonds, and
reduced benchmark for real estate stocks and international bonds.

Change to Portfolio Level Range Allocation for Certain
 Asset Classes Crossroads
VP
Increased asset allowance in large capitalization stocks
 and reduced asset allowance
level in real estate stocks, U.S. dollar bonds and international bonds.

Change to Portfolios Benchmark Percentage
 Allocation Crossroads VP
Increased benchmark for large capitalization
 stocks and U.S. dollar bonds, and
reduced benchmark for real estate stocks and international bonds.

Change to Portfolio Level Range Allocation for
 Certain Asset Classes Legacy VP
Reduced asset allowance level in real estate
 stocks, U.S. dollar bonds and
international bonds.

Change to Portfolios Benchmark Percentage
 Allocation Legacy VP
Increased benchmark for large capitalization stocks
 and U.S. dollar bonds, and
reduced benchmark for real estate stocks and for international bonds.



Sub-Item 77Q1 Exhibits
        Y
(b) Text of Proposal:

Change to Portfolio Level Range
 Allocation for Certain Asset Classes Ascent VP
Increased its asset allowance level in large
 capitalization stocks to 0-70% and reduced its asset allowance level in real estate stocks to 0-10% and international bonds to 0-
10%.

Change to Portfolios Benchmark Percentage
 Allocation Ascent VP
Increased the benchmark for large capitalization
 stocks to 35% and U.S. dollar bonds
to 15%, and reduced the benchmark for real
 estate stocks to 5% and for international bonds to 5%.

Change to Fund Level Range Allocation for Certain Asset
 Classes Crossroads VP
Increased its asset allowance level in large
 capitalization stocks to 0-50%, and
reduced its asset allowance level in real estate
 stocks to 0-10%, U.S. dollar bonds to
0- 60% and international bonds to 0-10%.

Change to Portfolios Benchmark Percentage
 Allocation Crossroads VP
Increased the benchmark for large capitalization
 stocks to 25% and U.S. dollar bonds
to 30%, and reduced the benchmark for
 real estate stocks to 5% and for international bonds to 5%.

Change to Fund Level Range Allocation
 for Certain Asset Classes Legacy VP
Reduced its asset allowance level in real
 estate stocks to 0-10%, U.S. dollar bonds to 0-90% and international bonds to 0-10%.

Change to Portfolios Benchmark Percentage
 Allocation Legacy VP
Increased the benchmark for large capitalization
 stocks to 15% and U.S. dollar bonds
to 45%, and reduced the benchmark for real
 estate stocks to 5% and for international bonds to 5%.